PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (“Agreement”) dated as of February 9, 2015 is by and between the individuals and entities identified on the Schedule of Pledgors attached hereto as Exhibit A (each, a “Pledgor” and collectively, the “Pledgors”), and root9B Technologies, Inc., a Delaware corporation, with an address at 4521 Sharon Road, Suite 300, Charlotte, NC 28211 (“Pledgee”).  Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to them in the Merger Agreement (defined below).

W I T N E S S E T H :

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of February ___, 2015 (the “Merger Agreement”), by and among root9B, IPSA International Services, Inc., a Delaware corporation, and IPSA International, Inc., a Nevada corporation (“IPSA”), and as a condition of the Closing, Pledgors are required to execute and deliver this Agreement to secure IPSA’s obligations to indemnify root9B pursuant to Article VIII of the Merger Agreement (the “Obligations”); and

WHEREAS, contemporaneous with the execution and delivery of this Agreement, root9B will deliver to Pledgor his, her or its pro rata share of the Indemnity Shares in the form of root9B stock certificates, which will serve as collateral for the Obligations; and

WHEREAS, in order to secure the Obligations, each Pledgor has agreed to grant Pledgee a security interest in its pro rata portion of the Indemnity Shares.

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1. Representations, Warranties and Covenants of Pledgor. Each Pledgor represents, warrants and covenants that:

(a) Pledgor is the owner of its pro rata portion of the Indemnity Shares, free and clear of all liens, encumbrances, security interests and restrictions except for those granted to Pledgee;

(b) Until the termination of the representations and warranties pursuant to Section 8.1 of the Merger Agreement (the period between the date of this Agreement and such termination being referred to herein as the “Obligation Period”), Pledgor shall not grant any other lien, security interest or any other right of any nature whatsoever in or to the Collateral and shall not pledge, sell, assign, transfer or convey the Collateral, except with Pledgee’s prior written consent which shall be in Pledgee’s absolute and unrestricted discretion.

2. Grant of Security Interest.  As security for the payment and performance of the Obligations, Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto Pledgee and hereby grants to Pledgee a continuing security interest in the Collateral.  Pledgor hereby authorizes Pledgee to file financing statements describing the Collateral to perfect Pledgee’s security interest in the Collateral.

3. Stock Legend.  The parties acknowledge and agree that during the Obligation Period, the certificates representing the Indemnity Shares shall bear the following legend (which legend shall be in addition to any legend relating to securities laws):

“The sale, assignment, transfer, conveyance, pledge or hypothecation of the shares represented by this certificate, and the grant of any lien, security interest or any other right of any nature with respect thereto, are restricted under the terms of a Pledge Agreement, dated as of February 9, 2015, between _______________ and root9B Technologies, Inc., a copy of which is on file at the office of root9B Technologies.”

4. Indemnification, Etc.  In the event that Pledgors become obligated to indemnify Pledgee or Merger Sub pursuant to the terms of the Merger Agreement, each Pledgor shall promptly transfer to Pledgee such number of Indemnity Shares that constitutes its pro rata portion of the number of Indemnity Shares that, when multiplied by the 60 day VWAP of root9B Common Stock for the period ending on the business day before the date of determination of the indemnification obligation, equals the dollar amount of such obligation; provided, however, that under no circumstance shall the number of shares transferred by a Pledgor exceed such Pledgor’s pro rata portion of the Indemnity Shares.  In addition to any rights and remedies available to Pledgee under this Agreement, in the event of a material breach of this Agreement, Pledgee shall be entitled to all the rights and remedies available to Pledgee under the Uniform Commercial Code including, without limitation, the right to foreclose on the Indemnity Shares.  If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed commercially reasonable and properly given if sent to Pledgor at least ten days before such intended disposition.  No delay on the part of Pledgee in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Pledgee of any right or remedy shall preclude other or further exercise or the exercise of any other right or remedy.  No action of Pledgee permitted hereunder shall impair or affect the rights of Pledgee in and to the Collateral.  Pledgee shall have the right, in the name, place and stead of Pledgor, to execute the necessary endorsements, assignments, or other instruments of conveyance or transfer with respect to all or any portion of the Collateral that are necessary to effect the provisions of this Section 4.  The foregoing grant of authority is irrevocable and coupled with an interest.  Any proceeds of any disposition of Collateral shall be applied first to the payment of reasonable expenses incurred by Pledgee in connection with the exercise or enforcement of any rights or remedies granted hereunder, then toward the payment of any amounts owed to Pledgee hereunder, and any balance to Pledgor.

5. Voting and Other Rights.  Pledgor shall have and maintain the exclusive right and proxy to exercise all voting rights and receive any and all dividends, payments and distributions payable with respect to each Pledged Share unless and until Pledgor is required to transfer such Pledged Share pursuant to Section 4 above.

6. Release of Collateral.  Upon the expiration of the Obligation Period, the Collateral shall be released and this Agreement shall terminate.  In addition, Pledgee, for no additional consideration, shall take such additional action as may reasonably be requested by Pledgor to terminate the security interest granted herein and the parties hereto agree to take any steps necessary to accomplish the release of Collateral described in this paragraph.

7. Notices.  All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given (a) when delivered, if delivered personally to the intended recipient, and (b) one business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the address for such party set forth above, or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.  Copies of any notice provided to Pledgee shall also be delivered, in a manner consistent with the provisions of this Section 8, to: Ruskin Moscou Faltischek, P.C., 1425 RXR Plaza, East Tower, 15th Floor, Uniondale, New York 11556, Attention: Seth I. Rubin, Esq.

8. Miscellaneous.

(a) The obligations of the Pledgors hereunder shall be several and not joint.

(b) This Agreement, and the terms, covenants and conditions hereof, shall be binding upon each of the parties hereto, and his, her or its respective successors, assigns, heirs and personal representatives, as the case may be.

(c) This Agreement and all amendments hereto shall be governed by, construed and enforced in accordance with the law of the State of Delaware, without regard to any principles of conflicts of law.

(d) The parties waive trial by jury in any action or proceeding arising out of or related to this Agreement.

(e) Neither this Agreement nor any provision hereof may be amended, modified, waived, discharged or terminated orally, except by an instrument in writing duly signed by or on behalf of the parties hereto.

(f) Each party hereto, without additional consideration, shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other party hereto in order to carry out the provisions and purposes of this Agreement.

(g) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may be executed by facsimile or other electronic means.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

PLEDGOR:

______________________________________
[________________________________]

PLEDGEE:

root9B Technologies, Inc.

By: ___________________________________
Name: _________________________________
Title: __________________________________